SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant [   ]

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[X] [ ] [ ] [ ] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

DREYFUS A BONDS PLUS, INC.
DREYFUS BASIC U.S. MORTGAGE SECURITIES FUND
DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC.
DREYFUS FLORIDA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS GNMA FUND, INC.
DREYFUS GROWTH OPPORTUNITY FUND, INC.
DREYFUS INDEX FUNDS, INC. (1 Series)
--Dreyfus S&P 500 Index Fund
DREYFUS INSURED MUNICIPAL BOND FUND, INC.
DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.
DREYFUS INVESTMENT GRADE BOND FUNDS, INC. (2 Series)
--Dreyfus Intermediate Term Income Fund
--Dreyfus Short Term Income Fund
DREYFUS MASSACHUSETTS TAX EXEMPT BOND FUND
DREYFUS MIDCAP INDEX FUND, INC.
DREYFUS MUNICIPAL BOND FUND, INC.
DREYFUS NEW LEADERS FUND, INC.
DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC.
DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND
DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND
DREYFUS PREMIER GNMA FUND
DREYFUS PREMIER MUNICIPAL BOND FUND
DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND
DREYFUS PREMIER STATE MUNICIPAL BOND FUND
DREYFUS PREMIER VALUE EQUITY FUNDS (1 Series)
--Dreyfus Premier Value Fund
DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND
DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS STOCK INDEX FUND, INC.
DREYFUS U.S. TREASURY INTERMEDIATE TERM FUND
DREYFUS U.S. TREASURY LONG TERM FUND
DREYFUS VARIABLE INVESTMENT FUND (4 Series)
--Appreciation Portfolio
--Small Cap Portfolio
--Special Value Portfolio
--Quality Bond Portfolio
GENERAL CALIFORNIA MUNICIPAL BOND FUND, INC.
THE DREYFUS/LAUREL FUNDS TRUST (1 Series)
--Dreyfus Premier Limited Term High Income Fund

(Name of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Dreyfus Family of Funds
200 Park Avenue
New York, New York 10166

Dear Stockholder:

           Your Dreyfus fund(s) and many other funds in the Dreyfus Family of Funds will hold special stockholder meetings on December 18, 2002. Stockholders of several funds will be asked to approve one or more changes to their fund's fundamental policies and investment restrictions. These changes would provide such funds with greater management and/or investment flexibility, or the opportunity for increased revenue, and would conform these funds' relevant policies and restrictions to those of most other similar funds in the Dreyfus Family of Funds. These changes would not alter the fund's investment objectives or basic investment policies. In addition, certain funds are seeking stockholder approval to change the investment objective of such funds. The change to these funds' investment objective would provide the funds' portfolio managers the opportunity to more effectively employ their current investment process, while continuing to invest in the same types of securities. Finally, there is a proposal to amend the organization documents of several funds to permit the issuance of additional classes of shares. The amendment would provide these funds the flexibility, if needed, to permit investors alternative methods of purchasing fund shares. Not all of these changes relate to your fund(s); you will have the opportunity to vote separately on each change that does apply, as described on the enclosed proxy card(s). Please take the time to read the enclosed materials.

           Since in many cases the proposals are common to several funds, we have combined the proxy statement to save on fund expenses. If you own shares of more than one Dreyfus fund, the combined proxy statement also may save you the time of reading more than one document before you vote. The proposals which are specific to your fund are easily identifiable on the Notice, in the proxy statement discussion and on the proxy card. We have also included a section following this letter that answers commonly asked questions. The proxy statement provides a detailed description of each proposal, why the proposal is being made, and whether it applies to your fund. After careful review, your fund's Board has approved each proposal relevant to your fund, and recommends that you vote in favor of each applicable proposal. If you own shares of more than one Dreyfus fund on the record date for the meeting, please note that each fund has a separate proxy card. You should vote one for each fund you own.

           Remember, your vote is extremely important, no matter how large or small your fund holdings. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls.

           To vote, you may use any of the following methods:

•	By Mail. Please complete, date and sign the enclosed proxy card for each fund you own and mail it in the enclosed, postage-paid envelope.

•	By Internet. Have your proxy card(s) available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

•	By Telephone. Have your proxy card(s) available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

•	By Fax. Please complete, date and sign the enclosed proxy card for each fund you own and fax it to the fund’s proxy solicitor at the toll-free number listed on the proxy card.

           If you have any questions before you vote, please call our proxy solicitor at 1-800-___-____.

           Your vote is very important to us. Thank you for your response and for your continued investment with the Dreyfus Family of Funds.

Sincerely,

Stephen E. Canter
President

QUESTIONS AND ANSWERS

Q.	What is happening?

A.	Several of the funds in the Dreyfus Family of Funds are proposing in Proposal 1 a number of changes to certain of their fundamental policies and investment restrictions. Approval of this Proposal would permit the applicable funds to participate in a portfolio securities lending program, to invest in other investment companies or to engage in futures and options transactions, as the case may be. These changes would provide such funds with greater management and/or investment flexibility, or the opportunity for increased revenue, and would conform the relevant policies and restrictions to those of most other similar funds in the Dreyfus Family of Funds. These changes would not alter the funds' investment objectives or basic investment policies.

Proposal 2 seeks stockholder approval to change the investment objective of the funds listed under the Proposal. These funds are taxable fixed-income funds that generally seek to provide high current income consistent with the preservation of capital; the proposed investment objective is to maximize total return, consisting of current income and capital appreciation. Changing the investment objective as proposed would mean that the funds would not only concentrate on generating a competitive monthly dividend, but also will place more emphasis on trying to grow the principal value of stockholders' investments.

Proposal 3 seeks stockholder approval to amend the organization documents (i.e., the Charter) of some of the funds to permit the issuance of additional classes of shares. Amending the Charter would provide these funds the flexibility, as needed, to permit investors alternative methods of purchasing fund shares, and could help maintain the competitive position of these funds in relation to other funds that offer multiple classes of shares.

Not all of these Proposals relate to your fund. You will have the opportunity to vote separately on each Proposal that does relate to your fund as set forth on the enclosed Proxy Card(s).

Q.	How do the Board members of my fund recommend that I vote?

A.	After careful consideration, the Board members of your fund recommend that you vote in favor of all the Proposals listed on the enclosed Proxy Card(s).

Q.	What happens if I own shares in more than one fund?

A.	If you have more than one fund account in your name at the same address, you will receive a separate Proxy Card for each fund, but only one Proxy Statement. Please vote all Proposals listed on each Proxy Card you receive.

Q.	How can I vote my shares?

A.	You can vote in any one of the following ways:

•	By mail, with the enclosed Proxy Card(s) and postage-paid envelope;

•	By telephone, with a toll-free call to the number listed on your Proxy Card(s);

•	By fax, with the enclosed Proxy Card(s) to the fund's proxy solicitor (attention:__________) at ___-___-____;

•	Through the Internet, at www._______.com; or

•	In person at the meeting.

We encourage you to vote through the Internet, by fax, or by telephone using the number that appears on your Proxy Card(s). These voting methods will save the funds money because they would not have to pay for return-mail postage. Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q.	I plan to vote by mail. How should I sign my proxy card?

A.	If you are an individual account owner, please sign exactly as your name appears on the Proxy Card. Either owner of a joint account may sign the Proxy Card, but the signer’s name must exactly match one that appears on the card. You should sign the Proxy Card for other types of accounts in a way that indicates your authority (for instance, “John Brown, Custodian”).

Q.	I am a small investor. Why should I bother to vote?

A.	Your vote makes a difference. If numerous stockholders just like you fail to vote their proxies, your fund may not receive enough votes to go forward with its meeting. If this happens, we may need to mail proxies again—a costly proposition for your fund!

Q.	Whom do I call for more information?

A.	If you need more information, please call ___________, your fund's proxy solicitor, at 1-___-___-____.

PRELIMINARY COPY

THE DREYFUS FAMILY OF FUNDS

Notice of Special Meetings of Stockholders

To the Stockholders:

                Special Meetings of Stockholders of each of the funds in the Dreyfus Family of Funds listed below (each, a "Fund" and, collectively, the "Funds") will be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017 on Wednesday, December 18, 2002 at the time set forth on Schedule 1 to the Proxy Statement, for the following purposes:

           1.      To approve changes to certain of the fundamental policies and investment restrictions of the Funds in Groups A, B and C as follows:

A.	With respect to Funds in Group A only, to permit or expand, as the case may be, participation in a portfolio securities lending program.

B.	With respect to Funds in Group B only, to permit investment in other investment companies.

C.	With respect to Funds in Group C only, to permit futures and options transactions.

           2.      With respect to Funds in Group D only, to change the Funds' investment objective.

           3.      With respect to Funds in Group E only, to amend the Funds' Charter to permit the issuance of additional classes of shares.

           4.      To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

                Stockholders of record at the close of business on October 22, 2002 will be entitled to receive notice of and to vote at the meeting.

By Order of the Boards Secretary

New York, New York
October 25, 2002

                                                             WE NEED YOUR PROXY VOTE.
A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF STOCKHOLDERS OF A FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE AFFECTED FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD(S) OR OTHERWISE VOTE IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

The Funds are:

Group A Funds

Dreyfus Index Funds, Inc.
--Dreyfus S&P 500 Index Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus New Leaders Fund, Inc.
Dreyfus Premier GNMA Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus Variable Investment Fund
--Appreciation Portfolio
--Small Cap Portfolio
--Special Value Portfolio
--Quality Bond Portfolio

Stockholders of Group A Funds are being
asked to approve Proposal 1A to permit or
expand, as the case may be, the Funds’
participation in a portfolio securities lending
program.	Group B Funds

Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Index Funds, Inc.
--Dreyfus S&P 500 Index Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus New Leaders Fund, Inc.
Dreyfus Premier California Municipal Bond Fund
Dreyfus Premier GNMA Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund*
Dreyfus Premier Value Equity Funds
--Dreyfus Premier Value Fund
Dreyfus Short-Intermediate Government Fund
Dreyfus Stock Index Fund, Inc.
General California Municipal Bond Fund, Inc.

Stockholders of Group B Funds are being
asked to approve Proposal 1B to permit the
Funds to invest in other investment
companies.

_________________

*	The Fund is a “series” investment company comprised of separate portfolios, each of which is deemed a Fund, as applicable, in the Proxy Statement. The series are: Connecticut, Florida, Maryland, Massachusetts, Michigan, Minnesota, North Carolina, Ohio, Pennsylvania, Texas and Virginia.

Group C Funds

Dreyfus Premier GNMA Fund
Dreyfus Short-Intermediate Government Fund
Dreyfus Variable Investment Fund
--Quality Bond Portfolio

Stockholders of Group C Funds are being
asked to approve Proposal 1C to permit the
Funds to engage in futures and options
transactions.	Group D Funds

Dreyfus A Bonds Plus, Inc.
Dreyfus BASIC U.S. Mortgage Securities Fund
Dreyfus GNMA Fund, Inc.
Dreyfus Investment Grade Bond Funds, Inc.
--Dreyfus Intermediate Term Income Fund
--Dreyfus Short Term Income Fund
Dreyfus Premier GNMA Fund
Dreyfus Short-Intermediate Government Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
--Quality Bond Portfolio
The Dreyfus/Laurel Funds Trust
--Dreyfus Premier Limited Term High Income Fund

Stockholders of Group D Funds are being
asked to approve Proposal 2 to change
the Funds’ investment objective.
Group E Funds

Dreyfus A Bonds Plus, Inc.
Dreyfus California Tax Exempt Bond Fund, Inc.
Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus GNMA Fund, Inc.
Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus Massachusetts Tax Exempt Bond Fund
Dreyfus Municipal Bond Fund, Inc.
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus New York Tax Exempt Intermediate Bond Fund
Dreyfus Short-Intermediate Government Fund
Dreyfus Short-Intermediate Municipal Bond Fund

Stockholders of Group E Funds are being
asked to approve Proposal 3 to permit the
Funds to issue additional classes of shares.

PRELIMINARY COPY

THE DREYFUS FAMILY OF FUNDS

COMBINED PROXY STATEMENT

Special Meetings of Stockholders
to be held on Wednesday, December 18, 2002

           This proxy statement is furnished in connection with a solicitation of proxies by the Board of each of the funds in the Dreyfus Family of Funds listed in the accompanying Notice of Special Meetings of Stockholders (each, a "Fund" and, collectively, the "Funds") to be used at the Special Meeting of Stockholders (the "Meeting") of each Fund to be held on Wednesday, December 18, 2002 at the time set forth on Schedule 1 to this Proxy Statement, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017, for the purposes set forth in such Notice. Stockholders of record at the close of business on October 22, 2002 are entitled to receive notice of and to vote at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy, by calling the toll-free telephone number, through the Internet, by fax, or by letter or telegram directed to the relevant Fund, which must indicate the stockholder's name and account number. To be effective, such revocation must be received before the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

           Stockholders of each Fund will vote as a single class and will vote separately on each proposal on which stockholders of that Fund are entitled to vote. If a proposal is approved by stockholders of one Fund and not approved by stockholders of any other Fund, the proposal will be implemented for the Fund that approved the proposal and will not be implemented for any Fund that did not approve the proposal. Therefore, it is essential that stockholders who own shares in more than one Fund complete, date, sign and return each proxy card they receive.

           Information as to the number of shares outstanding and share ownership for each Fund is set forth on Schedule 2 to this Proxy Statement.

           It is estimated that proxy materials will be mailed to stockholders of record on or about October 28, 2002. The principal executive offices of each Fund are located at 200 Park Avenue, New York, New York 10166. Copies of each Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll-free 1-800-645-6561.

PROPOSAL 1: Introduction	TO APPROVE CHANGES TO CERTAIN OF THE FUNDS' FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS Only stockholders of Funds in Groups A, B or C vote on Proposal 1, as described below.

           Management of each Fund believes it appropriate to modify certain investment restrictions which are fundamental policies as described below. The Investment Company Act of 1940, as amended (the "1940 Act"), requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies that may not be changed without stockholder approval.1 When the Funds were formed, each Fund's Board adopted certain restrictions now believed to be unduly restrictive, and designated certain other policies as fundamental which are not required to be fundamental policies.

           The Boards of the relevant Funds have approved changes to the Fund's fundamental polices and investment restrictions and recommend stockholders approve such changes, as follows:

(A) with respect to Funds in Group A only, to permit or expand, as the case may be, participation in a portfolio securities lending program;

(B) with respect to Funds in Group B only, to permit investment in other investment companies; and

(C) with respect to Funds in Group C only, to permit futures and options transactions.

           The Boards and Fund management believe that the changes are in the best interests of the respective Funds and will enhance the ability of The Dreyfus Corporation ("Dreyfus") to manage each Fund's assets and increase investment management opportunities. This Proposal does not involve any change to a Fund's investment objective.

____________________

[1]	The policies required to be fundamental under the 1940 Act relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to other persons, and (h) changing the nature of the business so as to cease to be an investment company.

Changes in Fundamental Policies and Investment Restrictions

PROPOSAL 1(A):	TO PERMIT OR EXPAND, AS THE CASE MAY BE, PARTICIPATION IN A PORTFOLIO SECURITIES LENDING PROGRAM

Only stockholders of Funds in Group A vote on this Proposal 1(A).

           Most of the funds in the Dreyfus Family of Funds have the ability to engage in portfolio securities lending, and several participate in a securities lending program operated by Mellon Bank, N.A. ("Mellon Bank"), the parent company of Dreyfus. Funds in Group A either are not permitted by their fundamental policies to lend their portfolio securities or are limited by such policies with respect to the extent to which they can lend their portfolio securities as described below. The respective Boards of the Funds in Group A recommend that stockholders approve the changes to the Funds' fundamental policies to permit the Funds to participate to the fullest extent possible in securities lending, including in the program sponsored by Mellon Bank.

           The practice of mutual funds lending their portfolio securities to enhance returns to stockholders has become accepted in the industry. Generally, securities lending programs work as follows: A borrower (normally a broker-dealer or other financial institution) seeks a specific security for one of a variety of reasons. A lending agent, which operates a securities lending program, will negotiate the terms of the loan with the borrower, and deliver the security from one of the lenders participating in the program, in return for collateral (cash or securities) from the borrower. Where the collateral is securities, the borrower pays the lender a loan premium fee, part of which goes to the lending agent for its services. When the collateral is cash, it is invested on behalf of the lender by the lending agent, and the borrower is paid a pre-negotiated cash collateral fee. The lender is compensated by the amount earned from the investment of the cash collateral, after deducting the borrower's fee and the portion of the return due to the lending agent.

           The securities lending program operated by Mellon Bank normally accepts only cash as collateral, although Treasury bills or other securities issued by the U.S. Government also may be accepted. The collateral is marked-to-market daily, and additional collateral deposited if the value of the collateral falls below the minimum required, normally equal to 100%-105% of the value of the security loaned. Any loan of Fund portfolio securities would be terminable by the Fund at will, at any time. Should the borrower of the securities fail financially, the lending Fund may experience delays in recovering the loaned securities or exercising its rights in the collateral. The list of potential borrowers includes only those entities which have otherwise been approved under Dreyfus money market fund creditworthiness procedures. In a loan transaction, the lending Fund will bear the risk of any decline in value of securities acquired with cash collateral. A lending Fund will minimize this risk by limiting the investment of cash collateral to repurchase agreements or other high quality instruments with short maturities or, if permitted by its policies, shares of money market funds advised by Dreyfus.

           Currently, Dreyfus Premier GNMA Fund is not permitted by its fundamental policies to lend portfolio securities. The Fund's fundamental policy with respect to making loans to others currently reads as follows:

“Dreyfus Premier GNMA Fund may not make loans to others, except through the purchase of debt obligations referred to in the Prospectus.”

           Currently, Dreyfus S&P 500 Index Fund, Dreyfus Midcap Index Fund, Inc. and Dreyfus Stock Index Fund, Inc. are limited to 30%, Special Value Portfolio is limited to 20%, and Dreyfus New Leaders Fund, Inc., Appreciation Portfolio, Quality Bond Portfolio and Small Cap Portfolio are limited to 10% by their respective fundamental policies as to the amount of the Fund's total assets that may be the subject of portfolio securities loans. These Funds' fundamental policies with respect to making loans to others currently read, in relevant part, as follows:

“The Fund may not lend any funds or other assets, except through the purchase of [a portion of an issue of publicly distributed bonds, debentures or other] debt securities, or the purchase of bankers’ acceptances and commercial paper of corporations and other entities. However, the Fund may lend its portfolio securities in any amount not to exceed [30%/20%/10%] of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund’s Board.”

           If approved by the respective Fund's stockholders, each Fund's fundamental policy with respect to making loans to other persons in connection with lending portfolio securities would be changed to allow the Fund to lend its portfolio securities in an amount not to exceed the maximum amount permitted under the 1940 Act (currently, no more than 33-1/3% of the value of the Fund's total assets). The changes also would clarify, in certain cases, the Fund's flexibility to engage in transactions that might be deemed to involve loans, such as the purchase of certain debt instruments. Such policy would read, in relevant part, as follows:

“The Fund may not lend any securities or make loans to others, except to the extent permitted under the 1940 Act (which currently limits such loans to no more than 33-1/3% of the value of the Fund’s total assets) or as otherwise permitted by the Securities and Exchange Commission. For purposes of this Investment Restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) and the entry into repurchase agreements shall not constitute loans by the Fund. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund’s Board.”

* * *

PROPOSAL 1(B):	TO PERMIT INVESTMENT IN OTHER INVESTMENT COMPANIES

Only stockholders of Funds in Group B vote on this Proposal 1(B).

           Most of the funds in the Dreyfus Family of Funds have the ability to invest in securities issued by other investment companies. Funds in Group B either are not permitted by their fundamental policies to invest in other investment companies or are limited by such policies in the types of other investment companies in which they may invest or the circumstances under which such investment may be made. The respective Boards of the Funds in Group B recommend that stockholders approve the changes to the Funds' fundamental policies to permit the Funds to invest in the securities of other investment companies to the extent permitted under the 1940 Act, as described below, and make such policies non-fundamental. Non-fundamental policies may be changed by the Fund's Board at any time without stockholder approval.

           Generally, if the changes are approved by stockholders, a Fund would be able to invest its uninvested cash or, if it participated in the securities lending program, cash collateral received from borrowers of the Fund's portfolio securities, in shares of one or more money market funds advised by Dreyfus. The Funds also would be able to invest in the securities of other investment companies for investment purposes. For example, certain Funds would be able to invest in shares of exchange-traded investment companies (commonly known as "ETFs") designed to provide investment results corresponding to an equity or fixed-income securities index.

           Under the 1940 Act, a Fund's investment in the securities of other investment companies, subject to certain exceptions, currently is limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (iii) 10% of the Fund's total assets in the aggregate. The Securities and Exchange Commission (the "SEC") has granted an Exemptive Order to the Funds and Dreyfus which generally permits each Dreyfus-managed fund to use cash collateral received from borrowers of the fund's portfolio securities, and any other uninvested cash held by the fund, to purchase shares of one or more institutional money market funds advised by Dreyfus in excess of the percentage limitations imposed by the 1940 Act on investments in other investment companies. While granting relief from such limitations for both the investment of cash collateral and other uninvested cash, the Exemptive Order does require that a fund not invest its uninvested cash (monies totally separate and apart from any cash collateral received in connection with the securities lending program) in other investment companies in excess of 25% of its total assets.

           Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses. With respect to the management fees to be earned by Dreyfus in connection with the investment of one fund's uninvested cash, totally separate and apart from the securities lending program, in another Dreyfus fund, Dreyfus will reduce the management fee charged the first fund by the amount of the fee it earns in the second fund. For example, if uninvested cash from an equity fund where Dreyfus is earning a 0.75% management fee were to be invested in a money market fund where Dreyfus is earning a 0.20% management fee, Dreyfus would reduce its fee charged to the equity fund on those assets by 0.20%.

           Currently, Dreyfus Premier California Municipal Bond Fund, Dreyfus Premier GNMA Fund, Dreyfus Premier Municipal Bond Fund, Dreyfus Premier New York Municipal Bond Fund, Dreyfus Premier State Municipal Bond Fund, Dreyfus Short-Intermediate Government Fund, and General California Municipal Bond Fund, Inc. are not permitted to invest in the securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets. Dreyfus Growth Opportunity Fund, Inc., Dreyfus S&P 500 Index Fund, Dreyfus Midcap Index Fund, Inc., Dreyfus New Leaders Fund, Inc., Dreyfus Premier Value Fund and Dreyfus Stock Index Fund, Inc. currently are not permitted to purchase or retain securities issued by open-end investment companies.

           If approved by the respective Fund's stockholders, each Fund's current fundamental policy with respect to investing in the securities of other investment companies would be replaced in its entirety with a non-fundamental policy that could be changed by the Fund's Board members at any time without stockholder approval. The non-fundamental policy would read as follows:

"The Fund may not purchase securities of other investment companies, except to the extent permitted under the 1940 Act."

* * *

PROPOSAL 1(C): TO PERMIT FUTURES AND OPTIONS TRANSACTIONS

Only stockholders of Funds in Group C vote on this Proposal 1(C).

           Management believes that in a rapidly changing market it is important for each Fund in Group C to have greater flexibility in the types of investment techniques in which the Fund is permitted to engage. By expanding the universe of investment techniques in which these Funds may engage to include futures and options transactions, management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate.

           Specifically, this Proposal involves changing the Funds' investment techniques and certain investment restrictions relating thereto to permit the Funds to engage in options, futures and options on futures (including those relating to securities, indices, and interest rates), which are forms of derivatives. Most of the funds in the Dreyfus Family of Funds that are not money market funds currently have the ability to engage in such derivative transactions.

           If approved by the relevant Fund's stockholders, the Fund would be permitted, but not required, to use these derivatives as a substitute for taking a position in the underlying assets, to increase returns, to manage interest rate risk, or as part of a hedging strategy. The use of derivatives involves risks different from or possibly greater than, the risks associated with investing directly in the underlying assets. Derivatives can be highly volatile, illiquid and difficult to value, and there is the risk that changes in the value of a derivative held by the Fund will not correlate with the Fund's other investments. A small investment in derivatives could have a potentially large impact on the Fund's performance. For more detailed discussion of these investment techniques, and their related risks, see Exhibit A to this Proxy Statement.

           If this Proposal is approved by the relevant Fund's stockholders, the Fund's current investment restrictions will be revised to the extent necessary to permit the Fund to, or clarify the extent to which the Fund may, engage in futures and options transactions. Each of these restrictions, except the restriction pertaining to pledging, hypothecating, mortgaging or otherwise encumbering Fund assets, is a fundamental policy.

           If approved by the Fund's stockholders, the relevant investment restrictions of the indicated Fund would read as follows (new language is underscored and language to be deleted is in brackets):

Dreyfus Premier GNMA Fund may not:

“Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets). For purposes of this Investment Restriction, the entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing.”

“Sell securities short or purchase securities on margin [or write or purchase put or call options or combinations thereof], but the Fund may make margin deposits in connection with transactions in options, forward contracts, futures contracts, and options on futures contracts.”

“Purchase or sell real estate, real estate investment trust securities, commodities, or oil and gas interests, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, and provided that the Fund may purchase Ginnie Maes without limitation.

“Pledge, hypothecate, mortgage or otherwise encumber its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and in connection with writing covered put and call options and margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.”

* * *

Dreyfus Short-Intermediate Government Fund may not:

“Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets). For purposes of this Investment Restriction, the entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing.”

Purchase securities on margin [or write or purchase put or call options or combinations thereof], but the Fund may make margin deposits in connection with transactions in options, forward contracts, futures contracts, and options on futures contracts.”

"Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices."

“Pledge, mortgage, hypothecate or otherwise encumber its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and in connection with writing covered put and call options and margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.”

* * *

Dreyfus Variable Investment Fund - Quality Bond Portfolio may not:

“Borrow money, except … to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Portfolio’s total assets). … For purposes of this Investment Restriction, the entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing.”

“Sell securities short or purchase securities on margin, except that … each Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and the Quality Bond Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, and options on futures contracts.”

“Purchase or sell real estate or real estate investment trust securities, but each Portfolio may purchase and sell securities that are secured by real estate and may purchase and sell securities issued by companies that invest or deal in real estate, and the Quality Bond Portfolio may purchase and sell options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.”

“Invest in commodities, except that the Appreciation, [and] Special Value and Quality Bond Portfolios may invest in futures contracts, including those related to indices, and options on futures contracts or indices, and commodities underlying or related to any such futures contracts as well as invest in forward contracts and currency options.”

“Pledge, hypothecate, mortgage or otherwise encumber its assets, except to the extent necessary to secure permitted borrowings. The Appreciation, Small Cap, [and] Special Value and Quality Bond Portfolios’ entry into collateral arrangements with respect to options, currency options, futures contracts, including those related to indices, and options on futures contracts or indices and arrangements with respect to initial or variation margin for futures contracts or options will not be deemed to be pledges of such Portfolio’s assets.”

* * *

Vote Required and Each Board’s Recommendation

           Approval of changes to fundamental policies, for each respective Fund, as set forth on the Fund's proxy card, requires the affirmative vote of (a) 67% of the Fund's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

EACH FUND’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE
CHANGES TO CERTAIN OF THE FUND’S FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS.

PROPOSAL 2: TO CHANGE THE FUNDS’ INVESTMENT OBJECTIVE

                      Only stockholders of Funds in Group D vote on Proposal 2.

           The investment objective of each Fund in Group D generally is to provide high current income consistent with the preservation of capital.2 Each Fund's objective is a fundamental policy that cannot be changed without stockholder approval.

           Management believes, and each Fund's Board concurs, that it is in the stockholders' best interests to make use of each Fund's broad investment parameters and invest with an objective of maximizing total return, consisting of current income and capital appreciation. Accordingly, each Fund's Board has approved, subject to stockholder approval, changing the Fund's investment objective to maximizing total return, consisting of capital appreciation and current income. Changing the investment objective as proposed would mean that the Funds will not only concentrate on generating a competitive monthly dividend, but also will place more emphasis on trying to grow the principal value of stockholders' investments.

           In all other respects, each Fund's management policies, investment restrictions and available investment techniques would remain as described in the Fund's prospectus and statement of additional information. The Funds' portfolio managers generally seek to add value and diversify risk by using a research-oriented investment process that combines duration/yield curve analysis, sector weighting, and security selection. By managing the Funds pursuant to a total return objective, management believes the portfolio managers can more effectively employ this investment process to the benefit of stockholders and continue to invest in the same types of securities. In seeking prinicpal growth, income sometimes can be sacrificed but management believes that the Fund's dividend payout can remain competitive while pursuing a total return objective. Also, in seeking principal growth, certain market environments may cause the Fund's share price to become more volatile. However, there are also certain other market environments in which a more strict income focus can result in higher share price volatility compared with a fund being managed for total return.

_____________________

        2 Specifically, Dreyfus A Bonds Plus, Inc. and the Quality Bond Portfolio of Dreyfus Variable Investment Fund each seek to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity; Dreyfus Premier Limited Term High Income Fund of The Dreyfus/Laurel Funds Trust seeks high current income; and each other Fund in Group D seeks to provide as high a level of current income as is consistent with the preservation of capital.

Vote Required and the Board’s Recommendation

           Approval of this Proposal, for each respective Fund, requires the affirmative vote of (a) 67% of the Fund's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

           EACH FUND’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CHANGE TO THE FUND’S INVESTMENT OBJECTIVE.

PROPOSAL 3:	TO AMEND THE FUNDS' CHARTER TO PERMIT THE ISSUANCE OF ADDITIONAL CLASSES OF SHARES

                      Only stockholders of Funds in Group E vote on Proposal 3.

           The Charter (i.e., Articles of Incorporation, as amended, or Agreement and Declaration of Trust, as amended, as the case may be) of each Fund in Group E currently provides for the issuance of one class of shares with each share representing an equal proportionate interest in the Fund. Each Fund's Board recommends that the Fund's Charter be amended to permit the Board, without further stockholder action, to cause to be issued one or more additional classes of shares having such preferences or special or relative rights and privileges as the Board members may determine, to the extent permitted under the 1940 Act. Currently, the Charter of each other fund in the Dreyfus Family of Funds permits the issuance of additional classes of shares.

           The purpose of the amendment would be to permit the Funds to take advantage of alternative methods of selling Fund shares to attract new investors and assets to the Fund. Attracting new assets could benefit Fund stockholders by increasing investment flexibility for the Fund and lowering the Fund's overall expense ratio over time through the spreading of fixed costs of fund operations over a larger asset base. Each Fund's Board believes that, under certain circumstances, providing investors with alternative methods of purchasing Fund shares would (i) enable investors to choose the purchasing methods which best suits their individual situation; (ii) facilitate distribution of the Fund's shares; and (iii) maintain the competitive position of the Fund in relation to other funds that have implemented or are seeking to implement similar distribution arrangements.

           If this amendment to the Charter is approved by a Fund's stockholders, the Fund would be permitted to offer two or more classes of shares representing interests in the same portfolio of investments. The classes most likely would differ principally in the method of offering shares to investors (e.g., pursuant to a front-end sales load or contingent deferred sales load and/or subject to a Rule 12b-1 plan or non-Rule 12b-1 shareholder service plan). Any such additional class of shares would participate in all other respects on an equal proportionate basis with all other classes of shares, including as to investment income, realized and unrealized gains and losses on portfolio investments and all other operating expenses of the Fund. All classes of shares would vote together as a single class at meetings of shareholders except that shares of a class which is affected by any matter in a manner materially different from shares of other classes would vote as a separate class and holders of shares of a class not affected by a matter would not vote on that matter.

           In the case of Dreyfus Short-Intermediate Municipal Bond Fund, the Fund's Board has approved, subject to stockholder approval of this Proposal, the issuance of additional classes of shares. Specifically, the Fund would offer Class A, B, C and S shares, in addition to the current class of shares which would be reclassified as Class D shares. Class A shares would be offered subject to a front-end sales charge, and Class B, C and S shares would be subject to a contingent deferred sales charge upon redemption. Class B, C and S shares also would be subject to a Rule 12b-1 plan. These new classes of shares would be offered through financial advisers, brokers and certain other financial intermediaries that have entered into agreements with Dreyfus Service Corporation, the Fund's distributor. Current Fund stockholders will not be affected by the proposed new class structure, except that their Fund shares would be designated as Class D shares. Class D shares would continue to be offered at net asset value (without any sales charge) in the same manner as the Fund's existing shares are offered.

           None of the other Funds in Group E has any current intention of offering additional classes of shares. The determination whether to implement any such arrangement would be made in light of then existing business conditions. Each Fund's Board members, however, recommend that Fund stockholders approve the amendment to the Fund's Charter at this time in order to permit the Fund to take advantage of such opportunities as may exist in the future to develop alternative sales and distribution arrangements.

           Subject to stockholder approval, each Fund's Board approved this amendment. The Board members of each Fund believe that approval of the proposed amendment is in the best interests of the Fund and its stockholders. Maryland law requires that stockholders of Funds organized as Maryland corporations be presented with a copy of the proposed Charter amendment. Massachusetts law does not so require. Accordingly, with respect to those Funds in Group E organized as Maryland corporations, the text of the proposed amendment is set forth in Exhibit B to this Proxy Statement.

Vote Required and Each Board’s Recommendation

           For each Fund, approval of this Proposal requires the affirmative vote of a majority of the Fund's shares outstanding and entitled to vote.

          EACH FUND’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL
TO AMEND EACH FUND’S CHARTER TO PERMIT THE ISSUANCE OF ADDITIONAL CLASSES OF SHARES.

ADDITIONAL INFORMATION

Service Providers

           Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as each Fund's investment adviser.

           Dreyfus Service Corporation, a wholly-owned subsidiary of Dreyfus with principal offices at 200 Park Avenue, New York, New York 10166, serves as each Fund's distributor.

           Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, 200 Park Avenue, New York, New York 10166, serves as each Fund's transfer and dividend disbursing agent.

Voting Information

           Each Fund will bear its pro rata share of the cost of soliciting proxies based on the net assets of the Fund. In addition to the use of the mails, proxies may be solicited personally or by telephone, and each Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Each Fund has retained ________________ outside firm to assist in the solicitation of proxies primarily by contacting stockholders by telephone, which will cost approximately $_________, such cost to be borne pro rata among the Funds based on the net assets of the Funds. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited (as opposed to where the stockholder calls the toll-free number directly to vote), the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the stockholder has received the Fund's proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder's telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "FOR" the Proposals. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, by calling the toll-free telephone number or through the Internet, or by attending the Meeting and voting in person.

           If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote in favor of a Proposal. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for the Proposals.

           If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. A stockholder vote may be taken for one or more of the Proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the Proposals in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the Proposals against any adjournment.

           Shares of Dreyfus Stock Index Fund, Inc. and Dreyfus Variable Investment Fund have been offered only to separate accounts established by insurance companies ("Participating Insurance Companies") to fund variable annuity contracts and variable life insurance policies (collectively referred to as the "Policies"). As the owner of all of the assets held in such separate accounts, the Participating Insurance Companies are the record owners of such Fund's shares. However, pursuant to applicable laws, Fund shares held in a separate account which are attributable to Policies will be voted by the relevant Participating Insurance Company in accordance with instructions received from the holders of the Policies ("Policyowners"). Participating Insurance Companies have agreed to solicit instructions from Policyowners holding Fund shares in the relevant separate account as of the record date of the Meeting and to vote by proxy the shares at the Meeting according to such instructions. To be effective, voting instructions must be received by Participating Insurance Companies prior to the close of business on December 17, 2002. Such instructions may be revoked at any time prior to the Meeting by written notice of revocation or another voting instructions form delivered to the relevant Participating Insurance Company. Participating Insurance Companies will vote by proxy (i) Fund shares as to which no timely instructions are received, (ii) Fund shares owned exclusively by the relevant Participating Insurance Company or its affiliates and (iii) Fund shares held in the separate account, representing charges imposed by the relevant Participating Insurance Company against the separate account, for or against the relevant proposal in the same proportion as the voting instructions received from Policyowners. Additional information regarding voting instruction rights is provided in the prospectus or statement of additional information for the Policies.

OTHER MATTERS

           Each Fund's Board is not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

           Stockholders wishing to submit proposals for inclusion in a proxy statement for a Fund's stockholder meeting subsequent to this Meeting, if any, must submit such proposals a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
AND THEIR NOMINEES

           Please advise the appropriate Fund, in care of Dreyfus Transfer, Inc., P.O. Box 9263, Boston, Massachusetts 02205-8501, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING(S) IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated: October 25, 2002

SCHEDULE 1

MEETING TIMES

Name of Fund

Dreyfus A Bonds Plus, Inc.
Dreyfus BASIC U.S. Mortgage Securities Fund
Dreyfus California Tax Exempt Bond Fund, Inc.
Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus GNMA Fund, Inc.
Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Index Funds, Inc.
--Dreyfus S&P 500 Index Fund
Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus Investment Grade Bond Funds, Inc.
--Dreyfus Intermediate Term Income Fund
--Dreyfus Short Term Income Fund
Dreyfus Massachusetts Tax Exempt Bond Fund
Dreyfus Municipal Bond Fund, Inc.
Dreyfus Midcap Index Fund, Inc.
Dreyfus New Leaders Fund, Inc.
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus New York Tax Exempt Intermediate Bond Fund
Dreyfus Premier California Municipal Bond Fund
Dreyfus Premier GNMA Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund
Dreyfus Premier Value Equity Funds
--Dreyfus Premier Value Fund
Dreyfus Short-Intermediate Government Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
--Appreciation Portfolio
--Small Cap Portfolio
--Special Value Portfolio
--Quality Bond Portfolio
General California Municipal Bond Fund, Inc.
The Dreyfus/Laurel Funds Trust
--Dreyfus Premier Limited Term High Income Fund	Time of Stockholder Meeting

SCHEDULE 2

PERTAINING TO SHARE OWNERSHIP

           Set forth below for each Fund is information as to the number of shares of the Fund outstanding and those stockholders known by the Fund, if any, to own beneficially 5% or more of the Fund's outstanding voting securities as of ________, 2002.

Name of Fund and Number of Shares Outstanding	Name and Address of Stockholder	Percentage of Shares Held

EXHIBIT A

           If Proposal 1(C) is approved by stockholders, each Fund in Group C would be permitted to engage in certain options and futures transactions, as described below.

           Options and Futures Transactions. Each Fund proposes to engage in options and futures transactions as described below, which are forms of derivatives.

           These derivatives may be purchased on established exchanges or through privately negotiated transactions referred to as over-the-counter derivatives. Exchange-traded derivatives generally are guaranteed by the clearing agency which is the issuer or counterparty to such derivatives. This guarantee usually is supported by a daily variation margin system operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with derivatives purchased on an exchange. By contrast, no clearing agency guarantees over-the-counter derivatives. Therefore, each party to an over-the-counter derivative bears the risk that the counterparty will default. Accordingly, Dreyfus will consider the creditworthiness of counterparties to over-the-counter derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund. Over-the-counter derivatives are less liquid than exchange-traded derivatives since the other party to the transaction may be the only investor with sufficient understanding of the derivative to be interested in bidding for it.

           Although the Fund will not be a commodity pool, certain options and futures transactions subject the Fund to the rules of the Commodity Futures Trading Commission ("CFTC") which limit the extent to which the Fund can enter into such transactions. The Fund may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

           When required by the SEC, the Fund will set aside permissible liquid assets to cover its obligations relating to its transactions in these derivatives. To maintain this required cover, the Fund may have to sell portfolio securities at disadvantageous prices or times since it may not be possible to liquidate a derivative position at a reasonable price.

Options--In addition to purchasing call and put options, the Fund proposes to write (i.e., sell) call or put options with respect to specific securities. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period, or at a specific date. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period, or at a specific date.

           A covered call option written by the Fund is a call option with respect to which the Fund owns the underlying security or otherwise covers the transaction by segregating permissible liquid assets. A put option written by the Fund is covered when, among other things, the Fund segregates permissible liquid assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken. The principal reason for writing covered call and put options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options which it retains whether or not the option is exercised.

           There is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers' orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position.

           Successful use by the Fund of options will be subject to Dreyfus' ability to predict correctly movements in interest rates and prices of securities underlying options. To the extent Dreyfus' predictions are incorrect, the Fund may incur losses.

Futures Contracts--The Fund proposes to enter into futures contracts in U.S. domestic markets. Engaging in these transactions involves risk of loss to the Fund which could adversely affect the value of the Fund’s net assets. Although the Fund intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

           Successful use of futures by the Fund also is subject to Dreyfus' ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. For example, if the Fund uses futures to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities instead increase, the Fund will lose part or all of the benefit of the increased value of securities which it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Fund may have to sell such securities at a time when it may be disadvantageous to do so.

           Pursuant to regulations and/or published positions of the SEC, the Fund may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Fund's ability otherwise to invest those assets.

EXHIBIT B

           If Proposal 3 is approved by stockholders, the Articles of Incorporation of each Fund in Group E organized as a Maryland corporation, shall be amended by deleting in its entirety subsection [(5)] of Article [FIFTH] (or corresponding subsection and Article if different for a particular Fund) and replacing it with the following:

           "[(5)] Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

(a) All consideration received by the corporation for the issuance or sale of shares together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and are herein referred to as “assets belonging to” such class. The assets belonging to a class may be invested with the assets belonging to one or more other classes in a common investment portfolio. If the assets belonging to more than one class are invested in a common investment portfolio, the income and expenses of the investment portfolio shall be allocated among the classes in accordance with the number of shares outstanding of each class or as otherwise determined by the Board of Directors.

(b) The assets belonging to such class shall be charged with the liabilities of the corporation in respect of such class and with such class’s share of the general liabilities of the corporation, in the latter case in the proportion that the net asset value of such class bears to the net asset value of all classes. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

(c) Dividends or distributions on shares of each class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

(d) In the event of the liquidation or dissolution of the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

(e) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class thereof. All holders of shares of stock shall vote as a single class except with respect to any matters which affect only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

           Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock."

[NAME OF FUND]

           The undersigned stockholder(s) of ____________________ (the "Fund"), hereby appoint(s) Kathleen DeNicholas and Robert R. Mullery, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on October 22, 2002, at a Special Meeting of Stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York 10017, at __ _.m., on Wednesday, December 18, 2002 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

           Please mark boxes in blue or black ink.

1. To approve changes to the Fund's fundamental policies and investment restrictions in order to:

1A.	permit or expand, as the case may be, participation in a portfolio securities lending program:

For /_/ Against /_/ Abstain /_/

1B.	permit investment in other investment companies:

For /_/ Against /_/ Abstain /_/

1C.	permit futures and options transactions:

For /_/ Against /_/ Abstain /_/

2. To change the Fund's investment objective:

For /_/ Against /_/ Abstain /_/

3. To amend the Fund's Charter to permit the issuance of additional classes of shares:

For /_/ Against /_/ Abstain /_/

4. In their discretion, to vote on such other matters as may properly come before the meeting and any adjournment(s) thereof.

FOUR EASY WAYS TO VOTE YOUR PROXY

1	Call Toll-Free 1-___-___-____, enter the control number listed below and follow the recorded instructions; or

2.	Visit the Internet website www._______.com, enter the control number listed below and follow the instructions on the website; or

3.	Fax this Proxy Card, signed and dated, to 1-___-___-____ (attention: ________); or

4.	Return this Proxy Card, signed and dated, in the enclosed postage-paid envelope. * * * CONTROL NUMBER: _______________

THIS PROXY IS SOLICITED BY THE FUND’S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each shareholder is requested to sign, but only one signature is required. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meetings of Stockholders and Proxy Statement is acknowledged.

Dated: ____ __, 2002 Signature(s) Signature(s)

If you are NOT voting by Telephone, Fax, or Internet, Please
Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope